Exhibit 3.2

CERTIFICATE OF ELIMINATION

OF

6.50% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

OF

TEXAS CAPITAL BANCSHARES, INC.

(Pursuant to Section 151(g) of the Delaware General Corporation Law)
Texas Capital Bancshares, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“TCBI”), does hereby certify:

FIRST: that the Certificate of Designation of 6.50% Non-Cumulative Perpetual Preferred Stock, Series A of TCBI (the “6.50% Preferred Stock”) was originally filed in the office of the Secretary of State of the State of Delaware on March 27, 2013 (the “Certificate of Designation”).

SECOND: that, as of the date hereof, no shares of the 6.50% Preferred Stock of TCBI are outstanding, and no shares thereof will be issued by TCBI subject to said Certificate of Designation.

THIRD: that the Board of Directors of TCBI on January 21, 2026, adopted the following resolutions approving, authorizing and directing the elimination of the 6.50% Preferred Stock of TCBI:

WHEREAS, as of the date hereof, none of the authorized shares of the 6.50% Preferred Stock are outstanding, and

WHEREAS, none of the said 6.50% Preferred Stock of TCBI will be issued;

NOW, THEREFORE, BE IT RESOLVED, that the proper officers of TCBI be and hereby are authorized and directed (1) to file with the Secretary of State of the State of Delaware a certificate substantially in the form presented to the Board pursuant to the provisions of Sections 103 and 151(g) of the General Corporation Law of the State of Delaware setting forth these resolutions for the purpose of eliminating from the certificate of incorporation of TCBI all reference to the said 6.50% Preferred Stock, (2) to make any required disclosures or filings with respect to such elimination, and (3) to undertake, execute and deliver any and all other notifications, filings, documents or other information with respect thereto as such officers may deem necessary or appropriate.

    FOURTH: that in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the certificate of incorporation of TCBI, as in effect

Exhibit 3.2
immediately prior to the filing of this Certificate of Elimination, is hereby amended to eliminate all reference to the 6.50% Preferred Stock of TCBI.

Executed on this 19th day of February, 2026.

    /S/ ANNA M. ALVARADO-PEARCE
    Anna M. Alvarado-Pearce
    Corporate Secretary

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